Exhibit 10.c

ENTRUSTED MANAGEMENT AGREEMENT

BETWEEN

Pan Shudong
Li Xinmei

AND

HXT Holding, Inc.

As of September 2, 2011

Entrusted Management Agreement

This Entrusted Management Agreement (the "Agreement") is entered into as of the 2nd day of September, 2011 in Changzhou, Jiangsu Province, P. R. China, by:

Party A (collectively referred to herein as “Party A”):

1. Pan Shudong,	a citizen of PRC,
2. Li Xinmei,	a citizen of PRC,

and

Party B:  HXT Holding, Inc., a corporation formed under the laws of the State of Delaware (“HXTH” or “Party B”, as the context requires), which owns 100% of China Metal Holding, Inc., a corporation organized under the laws of the State of Delaware, United States (“CMH”), which owns 100% of the equity of Changzhou Huayue Electronic Co. Ltd. (“Huayue”), a wholly foreign-owned enterprise (WOFE) organized under the laws of the People’s Republic of China, with its registered address at 51 Huilingxi Road, Zhouhuizheng, Wujin District, Changzhou City, Jiangsu Province, P. R. China.

Party A and Party B are collectively referred to herein as the “Parties”.

Whereas:

1. Pursuant to that certain Merger Agreement dated September 2, 2011, by and among HXT Holding, Inc., a Delaware corporation (“HXTH”), HXT Acquisition Corp., and China Metal Holding, Inc., a Delaware corporation (“CMH”), with CMH as the surviving corporation, and CMH became a wholly owned subsidiary of HXTH (the “Merger”).

2.  Party A is comprised of the management and technical experts of Huayue with expertise, experience and a reputation in the field of the Energy Saving Lamp industry in China.

3. Party B has very limited experience in the technological and managerial fields related to Energy Saving Lamp industry and other matters material to the management and operations of HXTH and its affiliated parties, and desires Party A to have responsibility and authority for the management of HXTH and its subsidiaries, and Party A is willing to serve in that capacity for HXTH and its subsidiaries.

4.  As partial consideration for such services and in full satisfaction of certain indebtedness of Huayue to Party A, Party B agrees that 20,201,500 shares of Common Stock of HXTH shall be issued to Party A.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:

Article 1 Entrusted Management

1.1
As of and from the Effective Date (as defined below), Party B agrees that the management of HXTH shall be entrusted to Party A pursuant to the terms and conditions of this Agreement. Party A agrees to manage HXTH in accordance with the terms and conditions of this Agreement.  Each of the individuals in Party A shall serve on the Board of Directors of HXTH and in such offices, if any, to which he or she shall be appointed by the Board of Directors.

1.2	Party B agrees to pay regular cash compensation and to implement a stock ownership incentive plan as further compensation for the management services of Party A.

（1） During the term of this Agreement, the regular cash compensation of Party A will be paid in RMB on a monthly basis.

（2） Party B shall implement the stock ownership incentive plan according to the performance of Party A. Party B agrees that 20,201,500 shares of Common Stock of HXTH shall be issued and delivered to Party A or their assignees as soon as reasonably practicable following the date hereof.  The shares shall be issued thus:  Pan Shudong - 11,201,500 shares; Li Xinmei - 9,000,000 shares.

（3） For the 3 year period immediately following the date of this  Agreement, if the annual earning rate (ROE) of HXTH is lower than 5%，Party A shall not be entitled to the issuance of any HXTH Common Stock under the stock ownership incentive plan during such period, except with the consent of Party B.  If the foregoing condition is not satisfied, all 20,201,500 shares shall be cancelled.  The certificates for said shares shall bear a legend indicating that transfer of the shares is subject to the terms of this agreement.

1.3 The term of this Entrusted Management Agreement shall be from the date of this Agreement (the “Effective Date”) until the earlier to occur of the following (the “Entrustment Period”):

(1) the winding up of HXTH;

(2) 15 years from the date hereof; or

(3) the termination date of this Entrusted Management Agreement as determined by the Parties hereto.

1.4 During the Entrustment Period, Party A shall be fully responsible for the day-to-day management of HXTH. Party A’s management services shall include, without limitation, the following (except to the extent, if any, provided by applicable law):

(1)  Party A shall be responsible for the operation of HXTH, which includes the right to hire managerial and administrative personnel for HXTH and any of its subsidiaries.

(2) Party A shall administer the financial affairs and daily operations of HXTH and its subsidiaries such as entering into and performing contracts and paying taxes.

(3)  Party A shall have all other customary powers and duties associated with the management authority and responsibilities contemplated hereby. Party A shall be subject to HXTH’s policies, work rules, procedures, and approval practices, as generally in effect from time to time for all employees of HXTH, to the extent necessary and appropriate.

Article 2 Rights and Obligations of the Parties

2.1 During the Entrustment Period, Party B's rights and obligations shall include the following:

(1) Party B shall entrust the management of HXTH to Party A hereunder as of the Effective Date and deliver or cause to be delivered to Party A the appropriate business materials, business licenses and corporate seals of HXTH and its subsidiaries;

(2) Party B shall not terminate this Agreement unilaterally with or without cause; and

(3) Party B shall benefit from its other rights and perform its other obligations under this Agreement.

2.2 During the Entrustment Period, Party A's rights and obligations hereunder shall include:

(1) Party A shall have the right to appoint other directors, officers, general managers, deputy general managers, financial managers and other senior managerial personnel of HXTH;

(2) Party A shall benefit from its other rights and perform its other obligations under this Agreement.

(3)  The shares of HXTH held by Party A shall not be transferred within 3 years after Party A obtained the shares, except with the consent of a majority of the independent members of the Board of Directors of Party B.

(4） After the expiration of above mentioned lock-up period, Party A may transfer the shares of HXTH held by Party A but shall not transfer in excess of 20% per year, except with the consent of a majority of the independent members of the Board of Directors of Party B.

(5) Party A shall have all other customary powers and duties associated with the management authority and responsibilities contemplated hereby.

Article 3 Representation and Warranties

Each of the Parties hereto hereby represents and warrants to the other as of the date of this Agreement that:

(1) such Party has the right to enter into this Agreement and the ability to perform the same;

(2) this Agreement, upon execution, will constitute the binding and effective agreement of such Party;

(3) the execution of this Agreement, and performance of its obligations hereunder, by such Party will not:

(a) violate any provision of the business license, articles of association or other similar documents of such Party;

(b) violate any provision of the laws and regulations of the PRC or other governmental or regulatory authority or approval;

(c) violate or result in a breach of any contract or agreement to which such Party is a party or by which it is bound.

Article 4 Effectiveness

This Agreement shall take effect after it is duly executed by the authorized representatives of the parties hereto with signature.

Article 5 Liability for Breach of Agreement

During the Entrustment Period, any violation of any provisions herein by either Party constitutes breach of contract and the breaching Party shall compensate the non-breaching Party for the loss incurred as a result of this breach.

Article 6 Force Majeure

The failure of either Party to perform all or part of its obligations under the Agreement due to force majeure shall not be deemed a breach of contract. The affected Party shall present promptly valid evidence of such force majeure, and the failure of performance shall be settled through consultations between the Parties hereto.

Article 7 Governing Law

The construction, validity, interpretation, and performance of this Agreement and the settlement of any disputes arising out of this Agreement shall be governed by the laws and regulations of the People's Republic of China.

Article 8 Settlement of Dispute

Any disputes under this Agreement shall be settled at first through friendly consultation between the Parties hereto. In case no settlement can be reached through consultation, each Party shall have the right to submit such disputes to China International Economic and Trade Arbitration Commission. The place of arbitration is Beijing. The final arbitration award rendered by such commission shall be final and binding on both Parties.

Article 9 Severability

9.1 Any provision of this Agreement that is invalid or unenforceable due to applicable laws and regulations shall be ineffective without affecting in any way the remaining provisions hereof.

9.2. In the event of any invalidity or unenforceability of a provision hereof by virtue of the foregoing paragraph, the Parties hereto shall enter into a supplemental agreement reasonably designed to give effect, to the extent possible, to the intentions of such provision as soon as possible through friendly consultation.

Article 10 Non-waiver of Rights

10.1 Any failure or delay by any Party in exercising its rights under this Agreement shall not constitute a waiver of such right.

10.2 Any failure of any Party to demand that the other Party perform its obligations under this Agreement shall not be deemed as a waiver of its right to demand that the other Party perform such obligations later.

10.3 If a Party excuses the non-performance by the other Party of certain provisions under this Agreement, such excuse shall not be deemed to excuse any future non-performance by the other Party of the same, or any other, provision.

Article 11 Non-transferability

Unless otherwise specified under this Agreement, no Party can assign or delegate any of its rights or obligations under this Agreement to any third party nor can it provide any guarantee to such third party or carry out other similar activities without the prior written consent from the other Party.

Article 12 Miscellaneous

12.1 Any and all taxes arising from execution and performance of this Agreement and during the course of the entrusted management and operation shall be borne by the Parties respectively pursuant to the provisions of applicable laws and regulations.

12.2 Any written amendment entered into by the Parties hereto after the effectiveness of this Agreement shall be an integral part of this Agreement and have the same legal effect as part of this Agreement. In case of any discrepancy between any such amendment and this Agreement, the amendment shall prevail. In case of several amendments, the amendment with the latest date shall prevail.

12.3 This Agreement is executed by Chinese and English in duplicate, and in case of any conflict the English version shall prevail. Each of the original Chinese and English versions of this Agreement shall be executed in 6 copies. Each party shall hold two originals of each version, and the rest shall be used for governmental registration or other necessary approval purposes.

12.4 In witness hereof, the Agreement is duly executed by the Parties hereto as of the date first written above.

(Page of signature, no text)

Party A:

/s/ Pan Shudong
Pan Shudong (signature)

/s/ Li Xinmei
Li Xinmei (signature)

Party B:

/s/ Pan Shudong
Name:  Pan Shudong
Title:  President